UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 22, 2017

Greenpro Capital Corp.
(Exact name of registrant as specified in charter)

Nevada	000-55602	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower
10 Metropolis Drive
Hung Hom, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: + (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On December 18, 2017, Greenpro Capital Corp. (the “Company”) engaged Weinberg & Company P.A. (“Weinberg”) as its principal accountant and dismissed Anton & Chia, LLP (“A&C”) from that role. The change in the Company’s principal accountant was approved by the Company’s Audit Committee.

The audit report of A&C on the Company’s financial statements for the fiscal years ended December 31, 2016 and 2015 contained no adverse opinion or disclaimer of opinion. However, the audit report of A&C for the fiscal year ended December 31, 2015, raised substantial doubt about the Company’s ability to continue as a going concern due to the Company’s net loss for the year ended December 31, 2015.

During the Company’s two most recent fiscal years ended December 31, 2016 and 2015 and for the subsequent interim period through December 18, 2017, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A&C, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended December 31, 2016 and 2015 and for the subsequent interim period through December 18, 2017, there was no “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We have requested our independent accountants to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountants agree with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to state the respects in which they do not agree. We will file an amended Form 8-K to include our independent accountants’ letter as an exhibit to this filed Form 8-K no later than two business days after we receive their response letter.

(b) On December 18, 2017, the Company engaged Weinberg as the Company’s new independent registered public accounting firm effective immediately, and also engaged Weinberg to perform a re-audit of the Company’s financial statements for the fiscal year ended December 31, 2016. The retention of Weinberg was approved by the Audit Committee. During the Company’s two most recent fiscal years ended December 31, 2016 and 2015 and for the subsequent interim period through December 18, 2017, neither the Company, nor anyone on behalf of the Company consulted with Weinberg regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: December 22, 2017